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Exhibit 10.46

FIRST AMENDMENT TO
SUPPLEMENTAL RETIREMENT AND RETENTION PLAN

        This First Amendment to the Hilton Hotels Corporation Supplemental Retirement and Retention Plan (this "Amendment") is made and entered into as of November 14, 2001, by Hilton Hotels Corporation, a Delaware corporation (the "Company").

        WHEREAS, the Company has adopted the Supplemental Retirement and Retention Plan effective as of June 1, 2000 (the "Plan");

        WHEREAS, pursuant to resolutions of the Board of Directors of the Company and the Compensation Committee thereof, the Company deems it advisable to adopt certain amendments to the Change of Control provisions of its employee benefit plans; and

        WHEREAS, the Compensation Committee and the Board of Directors of the Company deem it desirable and in the best interests of the Company and its stockholders to amend the Plan to conform to the amendments made to the other employee benefit plans.

        NOW, THEREFORE, in consideration of the conditions and agreements set forth in the Plan and this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company hereby amends the Plan as follows:

        1.    Definitions.    Capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meaning ascribed to such terms in the Plan.

        2.    Amendments.    Subject to the conditions set forth below, the Plan is hereby amended by amending and restating the definition of "Change of Control" contained in Article 2 thereof to read in its entirety as follows:

          "Change of Control.    "Change of Control" means the first to occur of any of the following events:

          (a)  The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company, other than an acquisition by virtue of the exercise of a conversion privilege unless the security being so converted was itself acquired directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company, or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c); provided, however, that notwithstanding the foregoing, a Change of Control of the Company shall not be deemed to occur solely because any Person acquires beneficial ownership of more than 20% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities as a result of the acquisition of Outstanding Company Common Stock or Outstanding Company Voting Securities by the Company which reduces the amount of Outstanding Company Common Stock or Outstanding Company Voting Securities; provided, that if after such acquisition by the Company such Person becomes the beneficial owner of additional Outstanding Company Common Stock or Outstanding Company Voting Securities that increases the percentage of Outstanding Company Common Stock or Outstanding Company

  Voting Securities beneficially owned by such Person, a Change of Control of the Company shall then occur; or

          (b)  Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

          (c)  Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (d)  Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company."

        3.    Corporate Action.    The execution, delivery, and performance of this Amendment has been duly authorized by all requisite corporate action on the part of the Company and this Amendment has been duly executed and delivered by the Company.

        4.    Severability.    Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

        5.    References.    Any reference to the Plan contained in any document, instrument or agreement executed in connection with the Plan, except where the context otherwise requires, shall be deemed to be a reference to the Plan as modified by this Amendment.

        6.    Agreement.    The Plan shall continue to be and remain in full force and effect in accordance with the terms thereof, as modified by this Amendment.

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        IN WITNESS WHEREOF, the Company has executed this Amendment as of the day and year first above written.

HILTON HOTELS CORPORATION
By:	/s/ MADELEINE A. KLEINER Madeleine A. Kleiner Executive Vice President, General Counsel and Corporate Secretary

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FIRST AMENDMENT TO SUPPLEMENTAL RETIREMENT AND RETENTION PLAN